Exhibit 99.1
For Immediate Release
Media Relations Contacts:
Ms. Mary De La Garza
mary.delagarza@idearc.com
972-453-7016

Investor Relations Contact:
Mr. Samuel D. (Dee) Jones
dee.jones@idearc.com
972-453-7364
IDEARC EXECUTIVE TELLS INVESTORS
UNDERLYING BUSINESS FUNDAMENTALS SOUND
Phoenix, Arizona, March 27, 2008 — Idearc Inc.’s acting chief financial officer, Samuel “Dee” Jones, presenting at the Credit Suisse 2008 Global Leveraged Finance Conference in Scottsdale, Az., told investors that the Company’s underlying fundamentals and long-term prospects are unchanged.
“The set of assets that made this business an attractive investment are still there, still sound and still solid,” Mr. Jones said.
The acting CFO also gave the audience additional detail around Idearc’s revenue guidance that was provided earlier in the year. “Our view of 2008 is such that we anticipate mid-single digit percentage point declines in multi-product amortized revenue. And, as previously communicated, we anticipate some operating margin contraction due to the mix shift in revenues.”
Mr. Jones made it clear that he does not foresee any near-term liquidity issues for the Company. Regarding capital allocation, Mr. Jones told investors that the Idearc Board of Directors has decided to eliminate payment of dividends as part of the current capital allocation program and focus on improving the Company’s risk profile.
“This approach allows us to maximize flexibility as we work our way through a more challenging economic environment,” Mr. Jones explained. “While the Board certainly has the discretion to resume paying dividends in the future, it is keenly focused on an appropriate capital allocation program and risk profile for the enterprise. In light of current market conditions, we firmly believe this is the most financially prudent approach to capital allocation.”
Mr. Jones also told conference attendees that local media, and directional media in particular, continues to be a large and growing market. He said the Company has a number of initiatives in place to help mitigate the impact from current cyclical economic headwinds and the objective is to protect Idearc’s customer base.

“We are managing our print business with opportunities to improve performance as we move through 2008. We are confident the multi-platform strategy will bring long-term value to stockholders, sales leads to advertisers and relevant local results to consumers,” he concluded.
Mr. Jones’ presentation can be accessed by visiting Idearc’s Web site at http://ir.idearc.com/presentations.cfm and following the instructions provided. An archived audio version of the presentation will be available on Idearc’s Web site for up to 60 days.
Certain statements included in this press release and the hyperlinked materials constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Idearc management’s current views with respect to Idearc’s financial performance and future events with respect to its business and industry in general. Statements that include the words “believe,” “anticipate,” “foresee,” and similar expressions identify forward-looking statements. Idearc cautions you not to place undue reliance on these forward-looking statements. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: (i) risks related to Idearc’s substantial indebtedness; (ii) risks related to Idearc’s declining print revenue; (iii) limitations on Idearc’s operating and strategic flexibility under the terms of its debt agreements; (iv) changes in Idearc’s competitive position due to competition from other yellow pages directories publishers and other traditional and new media and its ability to anticipate or respond to changes in technology and user preferences; (v) declining use of print yellow pages directories; (vi) access to capital markets and changes in credit ratings; (vii) changes in the availability and cost of paper and other raw materials used to print directories and reliance on third-party printers and distributors; (viii) increased credit risk associated with reliance on small- and medium-sized businesses; (ix) changes in operating performance; (x) increased demands on management as a result of operating as an independent company; (xi) Idearc’s ability to attract and retain qualified executives; (xii) Idearc’s ability to maintain good relations with its unionized employees; (xiii) changes in U.S. labor, business, political and/or economic conditions; (xiv) changes in governmental regulations and policies and actions of regulatory bodies; (xv) risks inherent in Idearc’s spin-off from its former parent corporation, Verizon Communications Inc., including increased costs and reduced profitability associated with operating as an independent company; and (xvi) risks associated with Idearc’s obligations under agreements entered into with Verizon in connection with the spin-off. For a discussion of these and other risks and uncertainties, see Idearc Inc.’s periodic filings with the Securities and Exchange Commission, which you may view at www.sec.gov, and in particular, Idearc Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.
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About Idearc Inc.
Idearc Inc. (NYSE: IAR) delivers products on multiple platforms to help consumers find the information they want, wherever they are. Idearc’s multi-platform of advertising solutions includes Superpages.com®, Superpages MobileSM, Superpages Mobile SM for BlackBerry®, Switchboard.com®, LocalSearch.com, Verizon® Yellow Pages, Verizon® White Pages, smaller-sized portable Verizon® Yellow Pages Companion Directories, Solutions At Hand™ magazine, Solutions at Home™ magazine, and Solutions on the Move™ and Solutions Direct™ direct mail packages. For more information, visit www.idearc.com.
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